                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1995           1994
                                                                                      -------------  -------------
                                                                                                      AS RESTATED
                                                                                                     -------------

                                                                                      (IN THOUSANDS, EXCEPT SHARE
                                                                                                 DATA)
Current assets:
  Cash and cash equivalents.........................................................  $      23,102  $      78,738
  Restricted cash...................................................................          1,914          1,792
  Accounts receivable, net of allowance for doubtful accounts of $11,035 and $9,508
   in 1995 and 1994, respectively...................................................        236,797        160,705
  Other receivables.................................................................         29,976         17,609
  Prepaids and other assets.........................................................         18,300         13,422
  Deferred tax asset................................................................         27,098         17,863
                                                                                      -------------  -------------
    Total current assets............................................................        337,187        290,129
                                                                                      -------------  -------------
Property and equipment, net.........................................................        201,132        197,407
Restricted cash.....................................................................          8,132         19,836
Assets held for sale, net...........................................................       --               14,962
Goodwill, net.......................................................................        421,660        457,936
Other assets, net...................................................................         62,856         25,537
Deferred tax asset..................................................................          8,902         48,416
                                                                                      -------------  -------------
    Total assets....................................................................  $   1,039,869  $   1,054,223
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................................................  $      10,417  $      18,374
  Accounts payable..................................................................         33,000         18,172
  Accrued compensation and benefits.................................................         23,742         31,626
  Workers' compensation accrual.....................................................          6,339          2,517
  Other accrued liabilities.........................................................         23,210         15,805
  Accrued interest..................................................................          3,332          6,485
                                                                                      -------------  -------------
    Total current liabilities.......................................................        100,040         92,979
                                                                                      -------------  -------------
Long-term debt, net of current portion..............................................        348,460        398,534
Other long-term liabilities.........................................................         17,052          9,442
                                                                                      -------------  -------------
    Total liabilities...............................................................        465,552        500,955
                                                                                      -------------  -------------
Minority interest...................................................................          5,275          2,819
Commitments and contingencies
Stockholders' equity:
  Preferred stock of $.01 par value, authorized 5,000,000 shares, none issued.......       --             --
  Common stock of $.01 par value, authorized 100,000,000 shares, 47,916,367 and
   45,021,219 shares issued and outstanding at December 31, 1995 and 1994,
   respectively.....................................................................            479            450
  Additional paid-in capital........................................................        568,054        521,614
  Retained earnings.................................................................            777         28,165
  Cumulative translation adjustment.................................................           (268)           220
                                                                                      -------------  -------------
    Total stockholders' equity......................................................        569,042        550,449
                                                                                      -------------  -------------
    Total liabilities and stockholders' equity......................................  $   1,039,869  $   1,054,223
                                                                                      -------------  -------------
                                                                                      -------------  -------------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
                                                                               AS RESTATED
                                                                       ----------------------------

                                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Total net revenues...................................................  $   1,135,508  $     673,354  $     230,815
                                                                       -------------  -------------  -------------
Costs and expenses:
  Operating..........................................................        929,493        552,662        194,290
  Corporate general and administrative...............................         51,468         31,633         10,675
  Provision for losses on accounts receivable........................         14,623         27,632          1,265
  Depreciation and amortization......................................         27,734         11,797          1,534
  Interest, net......................................................         21,829         10,548            341
  Conversion expense.................................................          3,256          2,275       --
  Merger expenses....................................................          5,800       --             --
  Strike costs.......................................................          4,006       --             --
  Investigation and litigation costs.................................          5,505       --             --
  Impairment loss....................................................         59,000       --             --
                                                                       -------------  -------------  -------------
      Total costs and expenses.......................................      1,122,714        636,547        208,105
                                                                       -------------  -------------  -------------
Earnings before income taxes and extraordinary loss..................         12,794         36,807         22,710
Income taxes.........................................................         33,132         14,688          5,246
                                                                       -------------  -------------  -------------
  Net earnings (loss) before extraordinary loss......................        (20,338)        22,119         17,464
Extraordinary loss from early extinguishment of debt, net of income
 tax benefit of $2,372...............................................         (3,413)      --             --
                                                                       -------------  -------------  -------------
  Net earnings (loss)................................................  $     (23,751) $      22,119  $      17,464
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Pro forma data:
  Historical earnings before income taxes and extraordinary loss.....  $      12,794  $      36,807  $      22,710
  Pro forma income taxes.............................................         33,362         17,246          9,247
                                                                       -------------  -------------  -------------
  Pro forma net earnings (loss) before extraordinary loss............        (20,568)        19,561         13,463
  Extraordinary loss.................................................         (3,413)      --             --
                                                                       -------------  -------------  -------------
  Pro forma net earnings (loss)......................................  $     (23,981) $      19,561  $      13,463
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Pro forma net earnings (loss) per common and common equivalent share:
    Pro forma net earnings (loss) before extraordinary loss..........  $       (0.43) $        0.61  $        0.72
    Extraordinary loss...............................................          (0.07)      --             --
                                                                       -------------  -------------  -------------
    Pro forma net earnings (loss)....................................  $       (0.50) $        0.61  $        0.72
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Pro forma weighted average number of common and common equivalent
 shares outstanding..................................................     47,418,700     31,829,904     18,607,681
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           --------------------------------------
                                                                               1995          1994         1993
                                                                           ------------  ------------  ----------
                                                                                  AS RESTATED
                                                                           --------------------------

                                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)....................................................  $    (23,751) $     22,119  $   17,464
  Adjustments to reconcile net earnings (loss) to net cash provided by
   (used for) operating activities -
    Extraordinary loss...................................................         5,785       --           --
    Conversion expense...................................................         3,256         2,275      --
    Depreciation and amortization........................................        27,734        11,797       1,534
    Provision for losses on accounts receivable..........................        14,623        27,632       1,265
    Impairment loss......................................................        59,000       --           --
    Other................................................................        (2,220)         (908)        493
    Accounts receivable..................................................       (90,887)      (76,929)    (25,707)
    Other current assets.................................................           970        (4,521)     (8,409)
    Other current liabilities............................................        (6,334)      (10,029)      6,879
    Income taxes payable.................................................        18,610        (7,758)      3,352
                                                                           ------------  ------------  ----------
      Net cash provided by (used for) operating activities...............         6,786       (36,322)     (3,129)
                                                                           ------------  ------------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................................       (96,247)      (37,862)     (7,076)
  Transfer of restricted cash............................................       --             16,054      --
  Acquisitions, net of cash acquired.....................................       (25,417)     (128,378)     (7,584)
  Purchase of minority interest in Ashbourne PLC.........................       (25,874)      --           --
  Proceeds from operations and sale of assets held for sale..............        36,878        (2,186)     --
  Proceeds from sale and leaseback of property and equipment.............       105,534       --           --
  Other assets expenditures..............................................       (22,648)       (3,507)     (3,340)
                                                                           ------------  ------------  ----------
      Net cash used for investing activities.............................       (27,774)     (155,879)    (18,000)
                                                                           ------------  ------------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings..............................................       185,299       145,055      11,065
  Long-term debt repayments..............................................      (115,730)      (88,163)     (8,555)
  Transfer of restricted cash............................................       --                667      --
  Repurchase of 11 3/4% Senior Subordinated Notes due 2002...............       (89,370)      --           --
  Conversion of Mediplex 6 1/2% Convertible Subordinated Debentures due
   2003..................................................................       (16,859)      (10,681)     --
  Net proceeds from issuance of common stock.............................         2,976       216,608      46,838
  Purchase and retirement of common stock................................       --            --           (8,020)
  Other financing activities.............................................        (1,429)      --           --
  Distribution of prior S corporation earnings...........................          (333)       (8,889)     (5,271)
                                                                           ------------  ------------  ----------
      Net cash provided by (used for) financing activities...............       (35,446)      254,597      36,057
                                                                           ------------  ------------  ----------
Effect of exchange rate on cash and cash equivalents.....................           798       --           --
                                                                           ------------  ------------  ----------
Net increase (decrease) in cash and cash equivalents.....................       (55,636)       62,396      14,928
                                                                           ------------  ------------  ----------
Cash and cash equivalents at beginning of year...........................        78,738        16,342       1,414
                                                                           ------------  ------------  ----------
Cash and cash equivalents at end of year.................................  $     23,102  $     78,738  $   16,342
                                                                           ------------  ------------  ----------
                                                                           ------------  ------------  ----------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK          ADDITIONAL                 CUMULATIVE
                                          -----------------------     PAID-IN       RETAINED    TRANSLATION
                                            SHARES      AMOUNT        CAPITAL       EARNINGS    ADJUSTMENT     TOTAL
                                          ----------  -----------  --------------  -----------  -----------  ---------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1992............   5,999,563   $      79     $      711     $   7,442       --       $   8,232
Increase in common stock outstanding in
 connection with the formation of Sun
 Healthcare Group, Inc., including
 540,000 shares issued to the minority
 stockholder of Sunrise.................   8,979,000          69          7,308        --           --           7,377
Reclassification of retained earnings as
 additional paid-in capital to reflect
 the change in tax status of Turner and
 Sundance...............................      --          --              7,927        (7,927)      --          --
Common stock offerings..................   5,750,423          58         46,780        --           --          46,838
Common stock issued in connection with
 the Honorcare acquisition..............     590,909           6          6,494        --           --           6,500
Repurchase and retirement of common
 stock..................................    (540,000)         (5)        (8,015)       --           --          (8,020)
Issuance of common stock for employee
 benefits...............................     285,919           3            392        --           --             395
Distribution of prior S corporation
 earnings...............................      --          --             (3,900)       (4,525)      --          (8,425)
Net earnings............................      --          --             --            17,464       --          17,464
                                          ----------       -----   --------------  -----------  -----------  ---------
Balance at December 31, 1993............  21,065,814         210         57,697        12,454       --          70,361
                                          ----------       -----   --------------  -----------  -----------  ---------
Distribution of prior S corporation
 earnings...............................      --          --                218        (5,954)      --          (5,736)
Reclassification of retained earnings as
 additional paid-in capital to reflect
 change in tax status of CareerStaff....      --          --                454          (454)      --          --
Common stock offerings..................  10,662,020         107        205,402        --           --         205,509
Common stock issued pursuant to the
 Mediplex merger and related
 transactions...........................  11,249,544         112        213,629        --           --         213,741
Common stock issued in connection with
 other acquisitions.....................      14,186      --                150        --           --             150
Additional consideration recorded for
 the excess of the fair value over the
 exercise price of the Mediplex stock
 options assumed in connection with the
 merger.................................      --          --             14,473        --           --          14,473
Issuance of common stock for employee
 benefits...............................   1,051,519          11         11,088        --           --          11,099
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003.......     978,136          10         18,503        --           --          18,513
Cumulative translation adjustment.......      --          --             --            --              220         220
Net earnings (as restated)..............      --          --             --            22,119       --          22,119
                                          ----------       -----   --------------  -----------  -----------  ---------
Balance at December 31, 1994 (as
 restated)..............................  45,021,219         450        521,614        28,165          220     550,449
                                          ----------       -----   --------------  -----------  -----------  ---------
Distribution of prior S corporation
 earnings...............................      --          --             --              (333)      --            (333)
Reclassification of retained earnings as
 additional paid-in capital to reflect
 the change in tax status of Golden
 Care, Inc..............................      --          --              3,908        (3,908)      --          --
Common stock issued in connection with
 immaterial poolings....................     690,296           7            174           604       --             785
Common stock issued in connection with
 other acquisitions.....................     338,768           3          8,231        --           --           8,234
Additional consideration recorded for
 the fair value of warrants issued in
 connection with the Columbia
 acquisition............................      --          --              1,095        --           --           1,095
Issuance of common stock for employee
 benefits...............................     283,179           3          2,973        --           --           2,976
Conversion of 6 1/2% Convertible
 Subordinated Debentures due 2003.......   1,582,905          16         30,059        --           --          30,075
Cumulative translation adjustment.......      --          --             --            --             (488)       (488)
Net loss (as restated)..................      --          --             --           (23,751)      --         (23,751)
                                          ----------       -----   --------------  -----------  -----------  ---------
Balance at December 31, 1995............  47,916,367   $     479     $  568,054     $     777    $    (268)  $ 569,042
                                          ----------       -----   --------------  -----------  -----------  ---------
                                          ----------       -----   --------------  -----------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND NATURE OF PRESENTATION
    Sun Healthcare Group, Inc. ("the Company" or "Sun") was formed on April 15, 1993, as a holding company to combine, under the control of a single corporation, the operations of Sunrise Healthcare Corporation ("Sunrise"), Turner Enterprises, Inc. ("Turner"), Sundance Rehabilitation Corporation ("Sundance"), and Sunscript Pharmacy Corporation ("Sunscript"), which were under the majority control of a single stockholder. Effective January 1, 1994, Turner was merged into Sunrise.

    During 1993, the stockholders of the Company, except National Medical Enterprises, Inc., ("NME") entered into an agreement (the "Preincorporation Agreement") with the Company. The Preincorporation Agreement provided for the transfer to the Company of the ownership of Sunrise, Turner, Sundance, and Sunscript in exchange for common shares of the Company. A separate agreement was entered into among the Company, Sunrise, Turner, Sundance, Sunscript and other stockholders of these corporations and NME that provided for NME to exchange its shares of common stock in Sunrise (the only one of these entities in which it owned stock) for shares of the Company. A total of 9,000,000 common shares of the Company with $.01 par value were issued in connection with these agreements to replace the original 21,000 outstanding common shares. The exchange of the original shares was recorded by the Company at historical book value. A total of 540,000 shares valued at $8,020,000 with a net book value of $643,000 were repurchased from NME and accounted for at fair market value under the purchase method of accounting whereby goodwill of $7,377,000 was recorded. In addition, retained earnings of Turner and Sundance totaling $7,927,000 was reclassified to additional paid-in capital in connection with the change to C corporation status (see Notes 9 and 10).

    On May 5, 1995, a subsidiary of the Company merged with Golden Care, Inc. ("Golden Care") and on June 21, 1995, a subsidiary of the Company merged with CareerStaff Unlimited, Inc. ("CareerStaff"). Both transactions were accounted for as pooling of interests; accordingly, the Company's consolidated financial statements for all periods presented prior to the combination have been restated to reflect the combined operations (see Note 4). Certain immaterial poolings occurred in 1995 for which prior periods financial statements were not restated.

(2) RESTATEMENT OF FINANCIAL STATEMENTS
    The Company has restated its financial statements for the years ended December 31, 1995 and 1994. The restatement is a result of the Company's further review and analysis of its fourth quarter of 1995 write-off of certain accounts receivable acquired in its merger with Mediplex. Based on its review, the Company has concluded that $23,446,000 of the Mediplex accounts receivable written off in the fourth quarter of 1995 should have been recognized in the fourth quarter of 1994 because such accounts receivable were impaired as of that date or earlier and the fourth quarter of 1994 was the quarter in which the purchase accounting for the Mediplex acquisition was finalized. Accordingly, the 1995 and 1994 financial statements have been restated to reflect the write-off of $23,446,000 of

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(2) RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED) accounts receivable, originally recorded in the fourth quarter of 1995, in the fourth quarter of 1994. The impact of these adjustments on the Company's results of operations as originally reported is as follows (in thousands):

                                                                       1995                        1994
                                                           ----------------------------  ------------------------
                                                            AS REPORTED    AS RESTATED   AS REPORTED  AS RESTATED
                                                           -------------  -------------  -----------  -----------
Total net revenues.......................................  $   1,135,508  $   1,135,508   $ 673,354    $ 673,354
Earnings (loss) before pro forma income taxes and
 extraordinary loss......................................        (10,652)        12,794      60,253       36,807
Pro forma earnings (loss) before extraordinary item......        (35,105)       (20,568)     34,098       19,561
Pro forma net earnings (loss)............................  $     (38,518) $     (23,981)  $  34,098    $  19,561
                                                           -------------  -------------  -----------  -----------
                                                           -------------  -------------  -----------  -----------
Pro forma net earnings (loss) per share:
  Primary --
    Before extraordinary loss............................  $       (0.74) $       (0.43)  $    1.07    $    0.61
    Extraordinary loss...................................          (0.07)         (0.07)     --           --
                                                           -------------  -------------  -----------  -----------
    Net earnings.........................................  $       (0.81) $       (0.50)  $    1.07    $    0.61
                                                           -------------  -------------  -----------  -----------
                                                           -------------  -------------  -----------  -----------
  Fully diluted --
    Before extraordinary loss............................  $       (0.74) $       (0.43)  $    1.02    $    0.61
    Extraordinary loss...................................          (0.07)         (0.07)     --           --
                                                           -------------  -------------  -----------  -----------
    Net earnings.........................................  $       (0.81) $       (0.50)  $    1.02    $    0.61
                                                           -------------  -------------  -----------  -----------
                                                           -------------  -------------  -----------  -----------

(3) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES

    (a)  NATURE OF BUSINESS

    The Company is a provider of long-term, subacute and related specialty health care services including rehabilitation and respiratory therapy services and pharmacy services through the Company's and through other nonaffiliated long-term and subacute facilities located in the United States. The Company also provides long-term care and pharmacy services in the United Kingdom and outpatient rehabilitation therapy services in Canada.

    (b)  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its greater than 50% owned subsidiaries that the Company controls. Investments in affiliates, which are included in other assets, in which the Company owns 20% to 50% are carried on the equity method. Investments in companies owned less than 20% are carried at cost. All significant intercompany accounts and transactions have been eliminated in consolidation.

    (c)  CASH EQUIVALENTS

    The Company considers all highly liquid, unrestricted investments with original maturities of three months or less to be cash equivalents. Cash equivalents are stated at cost.

    (d)  NET REVENUES

    Net  revenues  consist  of  patient  revenues,  contract  therapy   services
revenues, temporary therapy staffing services revenues and institutional pharmaceutical services revenues. Net revenues are recognized as services are provided. Net patient revenues are recorded net of provisions for discount arrangements with commercial payors and contractual allowances with third party payors, primarily Medicare and Medicaid. Net revenues realizable under third party payor agreements are subject to

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(3) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING
POLICIES (CONTINUED)
change due to examination and retroactive adjustment. Estimated third party payor settlements are recorded in the period the related services are rendered. Differences between the net amounts accrued and subsequent settlements are recorded in operations at the time of settlement, of which the majority is settled in two to three years.

    The Company has submitted to the Health Care Financing Administration ("HCFA") various requests for exceptions to the Medicare established routine cost limitations for reimbursement ("RCLs"). These exceptions are permitted under the Medicare regulations to allow providers to treat higher acuity patients. Included in net revenues are amounts related to exceptions to the RCLs of $8,862,000 and $103,000 for the years ended December 31, 1995 and 1994, respectively. These amounts are net of adjustments to record management's estimate of amounts that will ultimately be approved by HCFA. Accounts receivable include requests for exceptions to the RCLs, including accounts receivable acquired in the merger with Mediplex, of $11,115,000 and $2,887,000 at December 31, 1995 and 1994, respectively. As of December 31, 1995, the Company has submitted twenty-six exception requests and has received approval on eleven exception requests. Amounts realizable are subject to final settlement of the respective cost reports.

    (e)  ACCOUNTS RECEIVABLE

    The Company receives payment for services rendered from Federal and state governments under the Medicare and Medicaid programs and private pay payors, including third party insurers, workers' compensation plans and healthcare providers. The following table summarizes the percent of accounts receivable by payor category as of December 31 as restated:

                                                                    1995         1994
                                                                 -----------  -----------
Government.....................................................         51%          57%
Private and other..............................................         49           43
                                                                       ---          ---
                                                                       100%         100%
                                                                       ---          ---
                                                                       ---          ---

    Management does not believe that there are any credit risks associated with receivables from governmental agencies. Private and other receivables consist of receivables from a large number of payors involved in diverse activities and subject to differing economic conditions, which do not represent any concentrated credit risks to the Company.

    (f)  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Major renewals or improvements are capitalized, whereas ordinary maintenance and repairs are expensed as incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements -- 5 to 40 years; leasehold improvements -- the shorter of the estimated useful lives of the assets or the life of the lease; equipment -- 3 to 15 years.

    The Company capitalizes certain costs associated with developing and acquiring health care facilities and related outpatient programs. Capitalized costs include direct incremental investigation, negotiation, development, acquisition and preconstruction costs; indirect and general expenses related to such activities are expensed as incurred. Preconstruction costs include the direct costs of securing control of the development site, obtaining the requisite certificate of need and other approvals, as well as the direct costs of preparing for actual development and construction. The capitalized costs are transferred to construction in progress and depreciable asset categories as construction is begun and completed, respectively. The Company capitalizes interest directly related to the development and construction of new facilities as a cost of the related asset.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(3) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING
POLICIES (CONTINUED)
    (g)  ASSETS HELD FOR SALE

    Assets held for sale represent the assets of four psychiatric facilities, four substance abuse treatment facilities, certain outpatient clinics and three transitional living facilities acquired in connection with the Company's merger with Mediplex which, excluding a closed substance abuse facility and a transitional living facility, were sold during 1995 (see Notes 4 and 6).

    (h)  GOODWILL/IMPAIRMENT LOSS

    The excess of the purchase price over the fair value of the net assets of the businesses acquired by the Company is amortized using the straight-line method over periods ranging from 20 to 40 years. Accumulated amortization of such costs was $18,721,000, $6,291,000 and $437,000 as of December 31, 1995,
1994 and 1993, respectively.

    The Company periodically evaluates the carrying value of goodwill along with any other related long-lived assets in relation to the future undiscounted cash flows of the underlying businesses to assess recoverability. The Company adopted Statement of Financial Accounting Standards No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" on December 31, 1995. Under SFAS 121, an impairment loss is recognized if the sum of the expected long-term cash flows is less than the carrying amount of the goodwill and other assets being evaluated. The difference between the carrying amount of the goodwill and other assets being evaluated and the estimated fair market value of the assets represents the impairment loss. The Company determines fair value using certain multiples of earnings before interest, taxes, depreciation and amortization based on current prices for comparable assets. The impairment loss, as determined by SFAS 121, of $59,000,000 recorded by the Company primarily relates to the goodwill associated with six of the forty facilities acquired in the merger with Mediplex. The impairment loss at these six facilities was the result of the following circumstances: (i) three facilities were organized by the Service Employees International Union subsequent to the  acquisition resulting  in significantly  higher labor  costs;
(ii) two facilities experienced significant declines in private pay census and revenues due to, in one instance, funding reductions in certain programs providing private pay patients and, in the other instance, the opening of two new facilities by competitors; and (iii) the remaining facility received lower than expected Medicaid rates from the State of Connecticut and due to the high acuity of the patients treated at the facility, reimbursement was not adequate. If the Company had not elected early adoption of SFAS 121, the impairment loss would have been based solely on the difference between the assets carrying value and cumulative long-term cash flows which would have resulted in a loss of $48,900,000. The operations of the impaired facilities are not material to the consolidated earnings or cash flows of the Company, and therefore, management does not expect future operating results of the impaired facilities to have a material adverse effect on the Company's results of operations or financial condition. However, the impaired facilities are experiencing marginal or negative cash flows. As they are leased under long-term operating leases, the Company expects that this trend will continue until it can implement measures to turn around their performance or to dispose of the facilities.

    (i)  OTHER ASSETS

    Costs incurred in obtaining debt financing are amortized as interest expense over the terms of the related indebtedness. The Company amortizes preopening costs (start-up costs related to new facilities, specialty units within a facility, new rehabilitation regions and pharmacies) over a period ranging from one year (for costs not reimbursed by third party payors) to five years (for costs reimbursed by third party payors, including the Medicare and Medicaid programs).

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(3) SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING
POLICIES (CONTINUED)
    (j)  WORKERS' COMPENSATION INSURANCE

    Workers' compensation coverage is effected through self-insurance or retrospective and high deductible insurance policies and other hybrid policies which vary by the states in which the Company operates. Provisions for estimated settlements are provided in the period of the related coverage. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

    (k)  INCOME TAXES

    Income tax expense (benefit) is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

    Prior to converting to C corporations, Turner, Sundance, CareerStaff and Golden Care had elected S corporation status whereby income taxes are paid by the stockholders rather than by the entities. Accordingly, there is no provision for income taxes in the financial statements for these entities to the extent such income or loss was includable by the stockholders in their personal income tax returns (see Note 10).

    (l)  FOREIGN CURRENCY TRANSLATION

    The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the accumulated foreign currency translation adjustment account in stockholders' equity.

    (m)  STRIKE AND INVESTIGATION AND LITIGATION COSTS

    During the fourth quarter of 1995, the Company recorded charges and expenses of $4,006,000 related to averting a strike and negotiating new contracts for certain unionized nursing homes in Connecticut. The Company also recorded charges and expenses of $5,505,000 related to monitoring and responding to the continuing investigation by the U.S. Department of Health and Human Services' Office of the Inspector General ("OIG") and legal fees resulting from shareholder litigation (see Note 16). The litigation charge also includes costs incurred by the Company in its intended debt offering which was aborted due to the negative publicity resulting from the OIG investigation. The negative publicity prevented the Company from obtaining an acceptable interest rate.

    (n)  FINANCIAL STATEMENT PREPARATION AND PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts in the 1994 and 1993 consolidated financial statements and notes have been reclassified to conform to the 1995 presentation.

(4) ACQUISITIONS
    On June 21, 1995, a wholly-owned subsidiary of the Company merged with and into CareerStaff. CareerStaff provides temporary staffing of physical, occupational, and speech therapists to the health care industry. Under the terms of the merger agreement, the Company issued 6,080,600 shares of its

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(4) ACQUISITIONS (CONTINUED)
common stock in exchange for all the outstanding common stock of CareerStaff. The merger was accounted for as a pooling of interests, and accordingly, the Company's financial statements have been restated to include the accounts and operations of CareerStaff for periods prior to the merger.

    On May 5, 1995, a wholly-owned subsidiary of the Company merged with and into Golden Care. Golden Care provides respiratory therapy services to long-term and subacute care facilities. Under the terms of the merger agreement, the Company issued 2,106,904 shares of its common stock in exchange for all of the outstanding common stock of Golden Care. In connection with the merger, Golden Care terminated its S corporation status and recorded a deferred income tax provision of $1,487,000. The merger was accounted for as a pooling of interests, and accordingly, the Company's financial statements have been restated to include the accounts and operations of Golden Care for periods prior to the merger.

    In connection with the mergers of the Company with CareerStaff and Golden Care, the Company recognized $5,800,000 of merger costs. These costs include transaction costs and advisory fees and transitional costs related to consolidating operations.

    Separate results of the combining entities for periods prior to combination are as follows, except as described in Note (1) (in thousands):

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                 ---------------------------------------
                                                                   1995 (1)        1994         1993
                                                                 -------------  -----------  -----------
                                                                        AS RESTATED
                                                                 --------------------------

                                                                  (UNAUDITED)
Net Revenues:
  Sun..........................................................  $   1,086,985  $   603,337  $   191,495
  CareerStaff..................................................         45,116       55,258       27,180
  Golden Care..................................................          4,022       14,759       12,140
  Less: Intercompany revenues..................................           (615)     --           --
                                                                 -------------  -----------  -----------
                                                                 $   1,135,508  $   673,354  $   230,815
                                                                 -------------  -----------  -----------
                                                                 -------------  -----------  -----------
Net Earnings (Loss):
  Sun..........................................................  $     (26,644) $    13,859  $    10,428
  CareerStaff..................................................          2,319        3,881        1,065
  Golden Care..................................................            574        4,379        5,971
                                                                 -------------  -----------  -----------
                                                                 $     (23,751) $    22,119  $    17,464
                                                                 -------------  -----------  -----------
                                                                 -------------  -----------  -----------
Pro Forma Net Earnings (Loss) (see Note 9):
  Sun..........................................................  $     (26,644) $    13,859  $     9,168
  CareerStaff..................................................          2,319        3,094          659
  Golden Care..................................................            344        2,608        3,636
                                                                 -------------  -----------  -----------
                                                                 $     (23,981) $    19,561  $    13,463
                                                                 -------------  -----------  -----------
                                                                 -------------  -----------  -----------

------------------------
(1) Sun results for the twelve months ended December 31, 1995 include the results of CareerStaff and Golden Care and the elimination of the intercompany revenues for the period following the consummation of each of the mergers.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(4) ACQUISITIONS (CONTINUED)
    In May and June of 1995, the Company acquired a total minority interest of 20% in Ashbourne PLC, an operator of nursing homes in the United Kingdom, for $25,874,000. On the date of acquisition, the Company's investment exceeded the underlying equity in net assets by approximately $13,700,000.

    On November 30, 1995, the Company acquired 75% of the common stock of Columbia Health Care, Inc. ("Columbia") stock for $8,500,000. The Company has agreed to purchase the remaining shares in three to five years based on a multiple of Columbia's earnings. In addition, the Company issued warrants to purchase 500,000 shares of the Company's common stock with an exercise price of $15.375 per share to former owners of Columbia which had a value of $1,095,000 at the date of acquisition. As of December 31, 1995, the warrants were exercisable and expire in approximately four years. The Columbia acquisition was accounted for as a purchase. The effects of the Ashbourne PLC and the Columbia acquisitions, individually and in the aggregate, are immaterial to the results of the Company, and therefore pro forma information is not provided.

    On June 23, 1994, the Company, through a wholly-owned subsidiary, acquired by merger all of the outstanding capital stock of Mediplex, which as of June 23, 1994 provided long-term and subacute health care services to patients through 36 inpatient facilities, six ambulatory surgery centers and related outpatient programs. Pursuant to the merger, the Company issued 11,249,544 shares of the Company's common stock and paid approximately $106,482,000 in cash to the stockholders of Mediplex. The merger was accounted for as a purchase and accordingly, the results of Mediplex's operations have been included in the Company's consolidated financial statements from the date of acquisition. The fair market value of assets acquired, including goodwill of $426,542,000, was $761,548,000 and liabilities assumed totaled $397,560,000.

    Concurrent with the execution of the Mediplex merger agreement between the Company and Mediplex, the Company entered into a restructuring agreement (the "Meditrust Restructuring") with Meditrust, a health care real estate investment trust that is Mediplex's principal landlord and lender, to obtain the consent of Meditrust to the Mediplex merger as required under the terms of the existing leases and mortgages between Mediplex and Meditrust. Pursuant to the Meditrust Restructuring, the Company entered into a guaranty agreement relating to all leases and loans with Meditrust, restructured the terms of all existing leases and entered into new leases for certain facilities, restructured certain Mediplex debt arrangements, purchased three facilities for $115,000,000 of which $41,000,000 was paid in cash and $74,000,000 was financed through mortgages, received $11,000,000 pursuant to a mortgage entered into on a rehabilitation hospital and received $41,570,000 through four sale leaseback transactions. Also, concurrent with the Mediplex merger, certain Mediplex assets were sold to and certain Mediplex liabilities were assumed by the former Chairman of the Board, Chief Executive Officer and principal stockholder of Mediplex. The consideration received by the Company for these assets was $23,486,000 in cash and 1,137,683 shares of the Company's common stock. These related transactions were included in the purchase accounting for the Mediplex merger.

    As a result of the Mediplex merger, the Company acquired four psychiatric facilities, four substance abuse treatment facilities, certain outpatient clinics and three transitional living facilities, including three former substance abuse or psychiatric care facilities which had been closed by Mediplex in 1992 and 1993 (See Note 6). In recent years, these facilities have experienced declines in revenues and occupancy rates. In addition, certain of these facilities are not in geographic areas consistent with the Company's regional management structure. In view of the operating trends and the Company's desire to focus on its primary lines of business, management decided to dispose of these facilities and units and developed a plan of disposition, which was approved by the Board of Directors in the third quarter of 1994. Accordingly, in connection with the Mediplex merger, these assets were

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(4) ACQUISITIONS (CONTINUED)
recorded at their estimated net realizable value and additional goodwill of approximately $16,000,000 has been recorded to provide for the estimated costs related to the disposal and operating results during the holding period.

    On September 2, 1994, the Company, through its wholly owned subsidiary, Sun Healthcare Group International Ltd. ("SHGI"), acquired for approximately $12,400,000, a 68% interest in Exceler Health Care Group PLC ("Exceler"), an English corporation that at December 31, 1995 operated 28 nursing homes with 1,437 registered beds throughout the United Kingdom. Simultaneously, Exceler acquired all of the outstanding shares of Forest Health Care Limited ("Forest") for approximately $7,100,000. The acquisition was accounted for by the purchase method of accounting. The sellers of Forest received an additional $2,400,000 during 1995 as required under the terms of the purchase agreement. In February 1995, the Company purchased the remaining 32% interest in Exceler for approximately $4,700,000 in cash and deferred purchase payments if certain earnings targets for Exceler are achieved, of which $474,000 was paid in 1995, and up to L700,000 ($1,085,000 as of December 31, 1995) is payable on September 30, 1996. Amounts paid pursuant to the terms of the purchase agreement will be recorded as additional costs in excess of the net assets of the acquired companies.

    In July 1993, the Company acquired Honorcare, which at the date of acquisition, operated 14 long-term care facilities. The purchase consideration was payable in $6,500,000 cash and 590,909 shares of common stock of the Company valued at $6,500,000. This acquisition was accounted for under the purchase method of accounting and resulted in goodwill of $13,000,000. Seven of these long-term care facilities were operated under management agreements which the Company converted to operating leases after the acquisition during 1993 and 1994, for consideration of a $672,000 note payable from the Company and the Company's assumption of assets and liabilities of certain of these facilities.

    The following unaudited pro forma condensed consolidated statements of earnings present the summarized consolidated results of operations of the Company after giving effect to the acquisition of Mediplex for the year ended December 31, 1994, as if such acquisition had been consummated on January 1, 1994 as restated (in thousands, except per share data):

Total net revenues.......................................................  $ 846,500
Total costs and expenses.................................................    801,165
                                                                           ---------
Earnings before income taxes.............................................     45,335
Pro forma income taxes...................................................     21,397
                                                                           ---------
Pro forma net earnings...................................................  $  23,938
                                                                           ---------
                                                                           ---------
Pro forma net earnings per common and common equivalent share............  $     .60
                                                                           ---------
                                                                           ---------

    The pro forma results are presented for informational purposes only and are not necessarily indicative of what results of operations actually would have been had such acquisitions been consummated at the beginning of such period or of future operations or results. The effects of the other acquisitions are immaterial.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(5) PROPERTY AND EQUIPMENT
    Property and equipment consists of the following (in thousands):

                                                                                      DECEMBER 31,
                                                                                ------------------------
                                                                                   1995         1994
                                                                                -----------  -----------
Land..........................................................................  $    12,358  $    14,042
Buildings and improvements....................................................       79,868       93,021
Leasehold improvements........................................................       33,433       14,395
Equipment.....................................................................       55,031       35,678
Construction in progress......................................................       37,353       47,116
                                                                                -----------  -----------
    Total.....................................................................      218,043      204,252
Less accumulated depreciation and amortization................................      (16,911)      (6,845)
                                                                                -----------  -----------
    Total property and equipment, net.........................................  $   201,132  $   197,407
                                                                                -----------  -----------
                                                                                -----------  -----------

    On September 30, 1995, under five sale and leaseback agreements, the Company sold five of its long-term and subacute care facilities for $69,988,000 and leased them back under ten year leases. Also in 1995, under sale and leaseback agreements, the Company, through its United Kingdom subsidiary, sold fifteen of its long-term care facilities for $35,546,000 and leased them back under a twelve year lease. These transactions produced no material gain or loss.

(6) ASSETS HELD FOR SALE
    As discussed in Notes 2 and 3, as a result of the Mediplex merger, the Company acquired certain facilities providing psychiatric, substance abuse and transitional living services. On September 30, 1995, the Company completed the sale of five of the operating psychiatric care and substance abuse treatment facilities and all of the related outpatient facilities for a sales price of $39,900,000 consisting of cash and the assumption of indebtedness secured by one of the facilities. As part of the sale, the Company provided a five-year $12,500,000 working capital line of credit to the buyer, which is secured by the accounts receivable of the facilities sold and is restricted to a borrowing base determined by the amount of accounts receivable of the facilities. Under the terms of the working capital line of credit, principal is due in full on September 30, 2000 and interest accrues at either LIBOR plus 2.5% or Prime plus 1.5%. As of December 31, 1995, $12,500,000 had been advanced on the working capital line of credit. The Company also subleased two other operating transitional living facilities and sold the working capital of these facilities to the current administrator of one of these facilities, who has assumed responsibility for approximately 60% of the Company's obligations under the present leases and will pay the Company a total of $13,400,000 over the term of such leases. On May 17, 1995 and August 2, 1995, the Company completed the sale of two of the closed facilities for $2,000,000 and $2,500,000, respectively. As a result of the terms of the sales, the Company has retained net liabilities totaling approximately $10,200,000 and long-term liabilities of approximately $8,600,000 which, as of December 31, 1995, have been reclassified from Assets Held for Sale, net to the natural classifications on the balance sheet. As of December 31, 1995, the Company continues to lease a transitional living facility which will be purchased and then sold in 1996, and the Company owns an interest in a substance abuse facility which was closed in 1992.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(6) ASSETS HELD FOR SALE (CONTINUED)
    The results of operations of these facilities including the gain on the sale of certain facilities, were as follows (in thousands):

                                                                                       PERIOD JUNE 24,
                                                                     YEAR ENDED         1994 THROUGH
                                                                  DECEMBER 31, 1995   DECEMBER 31, 1994
                                                                  -----------------  -------------------
Net revenues....................................................     $    63,236         $    38,281
                                                                        --------            --------
                                                                        --------            --------
Loss from operations before income taxes........................           3,527               1,936
Income tax benefit..............................................           1,425                 762
                                                                        --------            --------
Loss from assets held for sale..................................     $     2,102         $     1,174
                                                                        --------            --------
                                                                        --------            --------

(7) LONG-TERM DEBT
    Long-term debt consists of the following (dollars in thousands):

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1995         1994
                                                                                          -----------  -----------
Revolving Line of Credit (see below)....................................................  $   177,600  $   --
Convertible Subordinated Debentures due 2004, interest at 6% per annum..................       83,300       83,300
Convertible Subordinated Debentures due 2003, interest at 6 1/2% per annum, includes unamortized premium of $3,142 and $10,793 as of December 31, 1995 and 1994,
 respectively...........................................................................       25,566       72,666
Senior Subordinated Notes due 2002, interest at 11 3/4% per annum, includes unamortized
 premium of $131 and $5,353 as of December 31, 1995 and 1994, respectively..............        6,292       90,333
Mortgage notes payable due at various dates through 2005, interest at rates from 10.5%
 to 14.0%, collateralized by various facilities.........................................       35,375      113,332
Mortgage notes payable due in pound sterling and at various dates through 2017, interest at 2.5% to 4% plus the FHBR rate ("Finance House Base Rate"), collateralized by various
 facilities in the United Kingdom.......................................................       10,332       19,908
Industrial Revenue Bonds due 2015, interest rate at 5.5% as of December 31, 1994,
 collateralized by a psychiatric hospital...............................................      --             8,920
Industrial Revenue Bonds due 2016, interest rate at 10.25% as of December 31, 1995,
 collateralized by a rehabilitation hospital............................................        4,060        4,165
Notes payable to a bank due 1996, payable in pound sterling with interest at a rate of
 3% plus the FHBR rate, collateralized by the assets of various facilities..............        4,582       11,153
Notes payable to a bank due 1998, interest at prime rate less .25%, collateralized by
 the assets of the ambulatory surgery centers...........................................        5,096        6,741
Obligations under capital lease agreements, imputed interest at rates ranging from 5.4%
 to 11.5%; due through 1999, collateralized by leased equipment.........................        2,937        2,104
Other long-term debt....................................................................        3,737        4,286
                                                                                          -----------  -----------
Total long-term debt....................................................................      358,877      416,908
Less current portion....................................................................      (10,417)     (18,374)
                                                                                          -----------  -----------
Long-term debt, net of current portion..................................................  $   348,460  $   398,534
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(7) LONG-TERM DEBT (CONTINUED)
    Annual maturities for the next five years at December 31, 1995, are as follows (in thousands):

1996.....................................................  $  10,417
1997.....................................................      7,915
1998.....................................................      5,200
1999.....................................................      1,747
2000.....................................................    179,219
Thereafter...............................................    154,379
                                                           ---------
                                                           $ 358,877
                                                           ---------
                                                           ---------

    In July 1995, the Company entered into a Third Amended and Restated Credit Agreement (the "Credit Facility") with NationsBank of Texas, N.A. as administrative lender. The Credit Facility provides up to $315,000,000 in a revolving line of credit and letters of credit. The Credit Facility expires on July 21, 2000 and is collateralized by a pledge of all stock of the Company's subsidiaries. Borrowings bear interest at either the prevailing prime rate or the LIBOR rate plus 0.5% to 1.5% depending on the Company's consolidated debt to cash flow ratio. The Credit Facility, among other things, (i) requires the Company to maintain certain financial ratios, (ii) restricts the Company's ability to incur debt and liens, make investments, liquidate or dispose of assets, merge with another corporation, create or acquire subsidiaries, and make acquisitions, and (iii) restricts the payment of dividends, the acquisition of treasury stock and the prepayment or modification of certain debt of the Company. Because of the temporary use of the proceeds from the Company's public offering of its common stock in December 1994 to reduce borrowings pending completion of the tender offer, there were no outstanding borrowings under the former Credit Facility as of December 31, 1994. The Company had $177,600,000 of outstanding borrowings and $22,165,000 of outstanding standby letters of credit under the Credit Facility at December 31, 1995.

    On March 1, 1994, the Company issued $83,300,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2004 (the "6% Debentures") which are convertible into shares of the Company's common stock at a conversion price of $21.84 per share, subject to adjustment under certain conditions. The Company received net proceeds of approximately $80,600,000 from the offering. Part of the net proceeds was used to pay a portion of the cash consideration of the Mediplex merger. The 6% Debentures are redeemable by the Company at par, in whole or in part, after March 1, 1997.

    Holders of the 6 1/2% Convertible Subordinated Debentures due 2003 (the "6 1/2% Debentures") are entitled under the indenture to receive the Mediplex merger consideration in respect of each share of Mediplex common stock into which the 6 1/2% Debentures would have been convertible at the time of the Mediplex merger. The Company has agreed to be a co-obligor of the 6 1/2% Debentures. In January 1995, $39,449,000 of the 6 1/2% Debentures were converted. Pursuant to the conversion terms under the indenture, the Company paid $13,603,000 and issued 1,582,905 shares of the Company's common stock to the converting holder. In addition, the Company paid accrued interest plus a conversion fee of $3,256,000 to the converting holder, which was expensed in the first quarter of 1995, to induce conversion. In August 1994, $24,377,000 of the 6 1/2% Debentures were converted into 978,136 shares of the Company's common stock. Pursuant to the conversion terms under the indentures, the Company paid $8,406,000 to the converting holder. In addition, the Company paid accrued interest plus a conversion fee of $2,275,000 to the converting holder to induce conversion, which was expensed in the third quarter of 1994. Conversion of the remaining $22,424,000 of outstanding 6 1/2%

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(7) LONG-TERM DEBT (CONTINUED)
Debentures would require the issuance of an additional 899,771 shares of the Company's common stock and a payment of $7,732,000 in cash pursuant to the conversion terms under the indenture relating to the 6 1/2% Debentures.

    In January 1995, the Company completed a tender offer for $78,698,000 of the 11 3/4% Senior Subordinated Notes due 2002 (the "11 3/4% Notes") at a price of $1,120 per $1,000 of principal amount of the notes. The Company recorded an extraordinary loss, net of related tax benefits, of $3,413,000 as a result of the extinguishment of such debt. Concurrent with the tender offer, the Company deleted by amendment certain covenants contained in the original indenture that restricted the Company from fully integrating Mediplex into its operations. In addition, the amendments modified certain provisions relating to mergers and consolidations and events of default. In conjunction with the amendments, the Company became a co-obligor on the 11 3/4% Notes.

    The Company has $33,135,000 of mortgages with Meditrust as of December 31, 1995, which contain less restrictive covenants than in the Credit Facility and which include cross default provisions with all of such mortgages and leases also financed by Meditrust. The Company also is the obligor on an outstanding letter of credit with a bank of $4,028,000 as of December 31, 1995 to guarantee outstanding debt obligations of $3,955,000 as of December 31, 1995 for a partnership through which the Company acquired a 50% interest. The partnership owns a long-term care facility which is leased to a third party operator.

    In connection with the Mediplex merger, the Company acquired, through Mediplex, an interest rate hedge swap agreement with a commercial bank, having a total notional principal amount of $100,000,000 and expiring in 1999. This agreement called for the payment of variable rate interest by the Company in return for the assumption by the other contracting party of a fixed rate cost. For the period beginning June 23, 1994 and ending June 30, 1995, the Company received a fixed rate of interest of 6.60% and paid interest at the 90 day LIBOR rate (5.0% for the three months ended October 14, 1994, 5.625% for the three months ended January 17, 1995, and 6.25% for the three months ended April 12, 1995 and for the period ended June 30, 1995). The Company terminated the transaction on June 30, 1995 and received cash proceeds of $1,680,000 in connection with such termination. The resulting gain is being amortized over the original hedge period as an adjustment to interest expense.

(8) COMMITMENTS AND CONTINGENCIES

    (a)  LEASE COMMITMENTS

    The Company has various non-cancelable operating leases for facilities with initial lease terms generally ranging from 6 to 20 years and renewal options of 5 to 40 years. Certain of the lease agreements provide for payment escalations coincident with increases in certain economic indices.

    Future minimum lease payments under non-cancelable operating leases at December 31, 1995, are as follows (in thousands):

1996.....................................................  $  75,039
1997.....................................................     76,432
1998.....................................................     76,331
1999.....................................................     77,252
2000.....................................................     77,798
Thereafter...............................................    414,587
                                                           ---------
                                                           $ 797,439
                                                           ---------
                                                           ---------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(8) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Several leases contain contingent rental provisions based on operating results. Rent expense totaled $73,727,000, $43,626,000 and $15,578,000 in 1995,
1994 and 1993, respectively, including contingent rentals of approximately $182,000, $254,000 and $101,000 during 1995, 1994 and 1993, respectively.

    The Company leases or subleases 52 facilities from affiliates of two directors of the Company as of December 31, 1995, which is included in the information above. The aggregate lease expense for these facilities was approximately $13,800,000, $12,800,000 and $8,300,000 in 1995, 1994 and 1993,
respectively. Future minimum lease commitments related to these facilities total approximately $137,600,000 at December 31, 1995. The Company's management believes the terms of all of the foregoing leases are as favorable to the Company as those that could have been obtained from nonrelated parties.

    (b)  CONSTRUCTION COMMITMENTS

    The Company has capital expenditure commitments, as of December 31, 1995, under various contracts, including approximately $18,500,000 of contracts in the United States and L14,700,000 ($22,700,000 as of December 31, 1995) of contracts in the United Kingdom, including the construction and completion of one and ten new long-term and subacute care facilities in the United States and United Kingdom, respectively. The $8,132,000 classified as long-term restricted cash as of December 31, 1995, has been set aside to fund the completion of a portion of these projects.

    (c)  LITIGATION

    The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. The Company does not believe that the ultimate disposition of these matters will have a material adverse effect on the financial position or results of operations of the Company (see Notes 3 and 16).

(9) INCOME TAXES
    Income tax expense (benefit) on earnings (loss) before extraordinary loss consists of the following (in thousands):

                                                                          1995       1994       1993
                                                                        ---------  ---------  ---------
                                                                            AS RESTATED
                                                                        --------------------
Current:
  Federal.............................................................  $    (212) $  16,829  $   1,916
  State...............................................................       (102)     3,362        632
                                                                        ---------  ---------  ---------
                                                                             (314)    20,191      2,548
                                                                        ---------  ---------  ---------
Deferred:
  Federal.............................................................     27,744     (4,894)     2,368
  State...............................................................      5,702       (609)       330
                                                                        ---------  ---------  ---------
                                                                           33,446     (5,503)     2,698
                                                                        ---------  ---------  ---------
    Total.............................................................  $  33,132  $  14,688  $   5,246
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Foreign income taxes were immaterial.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(9) INCOME TAXES (CONTINUED)
    Actual tax expense (benefit) differs from the "expected" tax expense (benefit) on earnings (loss) before extraordinary loss, computed by applying the U.S. Federal corporate income tax rate of 35% in 1995 and 1994, and 34% in 1993, to pretax net earnings (loss) of the Company as follows (in thousands):

                                                                         1995       1994       1993
                                                                       ---------  ---------  ---------
                                                                           AS RESTATED
                                                                       --------------------
Computed "expected" tax expense (benefit)............................  $   4,478  $  12,882  $   7,721
Adjustments in income taxes resulting from:
  Amortization of goodwill...........................................      3,235      1,492     --
  Impairment loss....................................................     15,452     --         --
  Increase in valuation allowance....................................      3,038     --         --
  Conversion fee.....................................................      1,139        796     --
  Merger expenses....................................................      1,199     --         --
  S corporation earnings not taxable to the Company (at Federal
   rates)............................................................       (230)    (2,251)    (3,863)
  State income tax expense, net of Federal income tax benefit........      3,332      1,730        635
  Recognition of deferred income taxes for former S corporations.....      1,487     --            638
  Other..............................................................          2         39        115
                                                                       ---------  ---------  ---------
                                                                       $  33,132  $  14,688  $   5,246
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(9) INCOME TAXES (CONTINUED)
    Deferred tax assets (liabilities) were comprised of the following (in thousands):

                                                                                          1995        1994
                                                                                       ----------  -----------
                                                                                                   AS RESTATED
                                                                                                   -----------
Deferred tax assets:
  Provision for losses on accounts receivable........................................  $   14,851   $  13,977
  Accrued liabilities................................................................       8,788       6,975
  Property and equipment.............................................................      10,650      27,064
  Intangible assets..................................................................       8,190      20,105
  Carryforward of deductions limited by Internal Revenue Code Section 382............       6,380       6,250
  Long-term debt premium.............................................................          51       2,085
  Write-down of assets held for sale and reserve for estimated costs of disposal and
   future operating losses...........................................................       7,989      14,511
  Deferred income....................................................................       2,771      --
  Alternative minimum tax credit.....................................................         899      --
  Other..............................................................................         212      --
                                                                                       ----------  -----------
  Total gross deferred tax asset.....................................................      60,781      90,967
    Less valuation allowance:
      Federal........................................................................     (18,526)    (16,006)
      State..........................................................................      (2,512)     (1,994)
                                                                                       ----------  -----------
    Total valuation allowance........................................................     (21,038)    (18,000)
Deferred tax asset...................................................................      39,743      72,967
                                                                                       ----------  -----------
Deferred tax liabilities:
  Golden Care change in its method of accounting for income taxes from cash to
   accrual basis.....................................................................      (1,109)     --
  Revenues related to third party settlements........................................      --          (2,326)
  Property and equipment attributable to United Kingdom operations...................      (2,634)     (4,362)
                                                                                       ----------  -----------
Total gross deferred tax liability...................................................      (3,743)     (6,688)
                                                                                       ----------  -----------
Deferred tax asset, net..............................................................  $   36,000   $  66,279
                                                                                       ----------  -----------
                                                                                       ----------  -----------

    $18,000,000 of the valuation allowance was recorded in connection with deferred tax assets acquired in the Mediplex merger. Accordingly, any tax benefits recognized in future periods attributable to this portion of the valuation allowance will be allocated to reduce goodwill. The $3,038,000 increase in the valuation allowance relates to uncertainties in the realization of tax deductible intangibles included in the impairment loss (see Note 3(H)).

    Sundance entered into an agreement with its majority stockholder effective May 5, 1993, whereby Sundance agreed to change its method of accounting for income tax purposes from the cash basis to the accrual basis pending approval by the Internal Revenue Service (IRS). In connection therewith, Sundance approved future distributions to the majority stockholder out of its prior accumulated S corporation earnings in an amount sufficient to cover certain of his tax obligations, which the Company estimated would be approximately $3,900,000 and which was charged to additional paid-in capital in 1993. In 1994, the Company determined that the obligation under this agreement was $3,682,000 and the difference of $218,000 was included as an adjustment to additional paid-in capital in 1994. Such distributions totaled $2,936,000 and $746,000 during 1994 and 1993, respectively.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(9) INCOME TAXES (CONTINUED)
    Upon merging with the Company on May 5, 1995, Golden Care terminated its S Corporation status for Federal and state income tax purposes. In connection with this termination, the Company recorded a deferred income tax provision and liability of $1,487,000.

(10) PRO FORMA INCOME TAXES -- (UNAUDITED)
    For financial reporting purposes, a pro forma provision for income taxes has been reflected in the consolidated statements of earnings to present taxes on the results of operations of Turner and Sundance for the period from January 1, 1993 to April 15, 1993, CareerStaff for the period from January 1, 1994 through June 22, 1994 and the year ended December 31, 1993, and Golden Care for the period January 1, 1995 through May 5, 1995 and for the years ended December 31, 1994 and 1993 on the basis that is required upon their change in tax status from S corporation to C corporation. These amounts ($230,000, $2,558,000 and $4,001,000 in 1995, 1994 and 1993, respectively) are equal to the required Federal and state income tax provisions that would have been recorded if these entities had not elected S corporation status and were subject to and liable for Federal and state income taxes as C corporations prior to each of the companies' termination of their S corporation status. CareerStaff terminated its S corporation status for Federal and state income tax purposes on June 22, 1994. Golden Care terminated its S corporation status upon merging with the Company on May 5, 1995. In connection with Golden Care's termination of its S Corporation status, the Company recorded a deferred income tax provision and liability of $1,487,000 in the second quarter of 1995. The Company distributed a total of $333,000, $8,889,000 and $5,271,000 in 1995, 1994 and 1993, respectively, of
prior   S  corporation  earnings  to  stockholders  for  certain  of  these  tax obligations.

(11) SUPPLEMENTARY INFORMATION RELATING TO STATEMENTS OF CASH FLOWS Supplementary information for the consolidated statements of cash flows is set forth below (in thousands):

                                                                          1995       1994       1993
                                                                        ---------  ---------  ---------
Cash paid during the period for:
  Interest, net of $2,839, $3,705 and $38 capitalized in 1995, 1994
   and 1993, respectively.............................................  $  26,951  $  10,942  $     516
  Income taxes........................................................     12,150     22,446      1,894

    Supplemental schedule of non-cash investing activities:

        The Company's acquisitions during 1995, the Company's merger with Mediplex on June 23, 1994, the related transactions and other acquisitions during 1994 and the Company's acquisition of Honorcare during 1993 and other related transactions and acquisitions involved the following (in thousands):

                                                                       1995         1994        1993
                                                                     ---------  ------------  ---------
Fair value of assets acquired......................................  $  43,825  $    785,694  $  14,084
Liabilities assumed................................................     (9,079)     (443,575)    --
Fair value of stock issued (Note 3)................................     (9,329)     (213,741)    (6,500)
                                                                     ---------  ------------  ---------
Cash payments made, net of cash received from others...............  $  25,417  $    128,378  $   7,584
                                                                     ---------  ------------  ---------
                                                                     ---------  ------------  ---------

    In January 1995, the Company issued 1,582,905 shares of its common stock upon the conversion of $39,449,000 principal amount of 6 1/2% Debentures and in August 1994, the Company issued 978,136 shares of its common stock upon the conversion of $24,377,000 principal amount of 6 1/2% Debentures (see Note 7).

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS
    The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                                             1995                        1994
                                                  --------------------------  --------------------------
                                                    CARRYING        FAIR        CARRYING        FAIR
                                                     AMOUNT        VALUE         AMOUNT        VALUE
                                                  ------------  ------------  ------------  ------------
Cash and cash equivalents.......................  $     23,102  $     23,102  $     78,738  $     78,738
Long-term debt, including current portion.......      (358,877)     (352,843)     (416,908)     (465,830)
Interest rate swap and cap agreements...........       --            --               (808)       (3,180)

    The cash and cash equivalents carrying amount approximates fair value because of the short maturity of these instruments. The fair value of the Company's long-term debt was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the interest rate swap and cap agreements are the estimated amounts that the Company would receive or pay to terminate the swap agreements, taking into account current interest rates. The interest rate swap and cap agreements were terminated on June 30, 1995 (see
Note 7).

(13) CAPITAL STOCK

    (a)  SALE OF COMMON SHARES -- SUN

    In connection with the Company's merger with Mediplex, the Company issued 4,472,420 shares of its common stock in a public offering resulting in net proceeds of $83,605,000. In December 1994, the Company completed a public stock offering of 5,365,000 shares of its common stock resulting in net proceeds of $111,878,000. In July 1993, the Company completed an initial public stock offering of 4,700,000 of its common shares resulting in net proceeds of $46,432,000. In connection therewith, the Company acquired Honorcare (see Note
4) and repurchased and retired the 540,000 shares of its common stock issued to NME (see Note 1) for cash of $8,020,000.

    SALE OF COMMON SHARES -- CAREERSTAFF

    Prior to the Company's merger with CareerStaff, CareerStaff in June 1994 completed an initial public stock offering of 824,600 equivalent shares of Sun's common stock resulting in net proceeds of approximately $9,526,000. In 1993 and 1992, CareerStaff completed private placements of 1,050,423 and 943,643 equivalent shares of Sun common stock resulting in net proceeds of $406,000 and $443,000, respectively.

    (b)  STOCK OPTION PLANS

    STOCK INCENTIVE PLAN

    During 1993, the Company adopted the Company's 1993 Combined Incentive and Nonqualified Stock Option Plan (the "Stock Incentive Plan"). The Plan reserves 3,000,000 shares of the Company's common stock for grant and authorizes the Board of Directors or a committee appointed by the Board of Directors to administer the plan and to grant to certain employees, officers, and consultants of the Company's incentive stock options or nonqualified stock options at an exercise price not less than the fair market value per share of the Company's common stock at the date of grant. Each option grant under the Stock Incentive Plan becomes fully exercisable three years after the date of grant and expires ten years from the date of grant. As of December 31, 1995, there were options outstanding under the Stock Incentive Plan to purchase 2,800,457 shares of common stock with exercise prices ranging from $9.50 to $24.00 per share.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(13) CAPITAL STOCK (CONTINUED)
    DIRECTOR STOCK OPTION PLAN

    During 1993, the Company adopted the Director Stock Option Plan (the "Original Director Stock Plan"). Under the Original Director Stock Plan, each nonemployee director serving as a director at the time of the Company's initial public offering received at the time of the initial public offering an initial grant of options for 20,000 shares and annual grants in January 1994, 1995 and 1996 of options for 7,500 shares, with an exercise price equal to the initial public offering price of $11.00 per share. At December 31, 1995, options to purchase 66,500 shares of common stock were outstanding and exercisable under the Original Director Stock Plan with an exercise price of $11.00 per share. No options will be granted under the Original Director Stock Plan after January 1996. All options to nonemployee directors are nonqualified stock options and become fully exercisable one year after the date the option is granted, but only if the director attends at least 75% of the total board and committee meetings for the calendar year in which the option was granted.

    During 1995, the Company adopted a new Nonemployee Director Stock Option Plan ("Director Stock Plan") to supersede the Original Director Stock Plan which restricted stock option grants to only those nonemployee directors who were serving as directors at the time of the Company's initial public offering in 1993. Under the new Director Stock Plan, each person who is a nonemployee director is granted an option to purchase 5,000 shares of common stock on the date such person first becomes a nonemployee director. On each subsequent anniversary of the initial option grant such person will receive an option to purchase 1,000 shares of common stock. Each option is a nonqualified stock option and is granted at an exercise price equal to the fair market value of the Company's common stock at the date of grant. Each option becomes exercisable after two years in quarterly increments per year and expires ten years from the date of grant. As of December 31, 1995, there were options outstanding to purchase a total of 15,000 shares of common stock outstanding under the new Director Stock Plan at exercise prices ranging from $9.50 to $15.75 per share. A total of 200,000 shares of the Company's common stock have been reserved for issuance under the new Director Stock Plan. All options granted under the new Director Stock Plan have been made subject to defeasance if the Company's stockholders do not approve the Director Stock Plan at the Company's annual meeting of stockholders in 1996.

    MEDIPLEX OPTION PLANS

    In connection with the Mediplex merger, the Company assumed and converted the outstanding Mediplex stock options under existing plans into options to purchase a total of 1,704,500 shares of the Company's common stock with exercise prices ranging from $6.75 to $18.50. As of December 31, 1995, options to purchase 623,182 shares of common stock, of which 419,085 were exercisable, were outstanding with exercise prices ranging from $7.75 to $17.63. The difference between the fair market value of the Company's common stock at the date of the merger and the exercise price of the assumed options was accounted for as additional consideration in the merger. The fair market value approximated the intrinsic value of the Company's common stock and the difference between the two valuations had the intrinsic value been used would not have been material to net earnings or to net equity as of the date of the merger.

    CAREERSTAFF OPTION PLANS

    In connection with the CareerStaff merger, the Company assumed and converted the outstanding CareerStaff stock options granted in 1995 and 1994 under existing plans into options to purchase a total of 302,386 shares of the Company's common stock with exercise prices ranging from $12.96 to $22.47. As of December 31, 1995, all of the outstanding options to purchase a total of 142,386 shares of the Company's common stock were exercisable.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(13) CAPITAL STOCK (CONTINUED)
    The following is a summary of the stock options under the Stock Incentive Plan, the Director Stock Option Plans and the assumed Mediplex and CareerStaff Option Plans:

                                                                                     EXERCISE PRICE PER
                                                                          SHARES            SHARE
                                                                       ------------  -------------------
Balance at December 31, 1992.........................................       --               --
  Granted............................................................       819,000      $11.00- $15.75
  Cancelled..........................................................       (82,000)      11.00-  15.75
                                                                       ------------  -------------------
Balance at December 31, 1993.........................................       737,000       11.00-  15.75
  Granted............................................................     1,885,976       11.00-  22.50
  Options assumed in connection with the Mediplex Merger.............     1,704,500        6.75-  18.50
  Exercised..........................................................    (1,051,519)       6.75-  12.63
  Cancelled..........................................................      (268,782)      11.00-  19.00
                                                                       ------------  -------------------
Balance at December 31, 1994.........................................     3,007,175        7.75-  22.50
  Granted............................................................     1,530,673        9.50-  24.00
  Exercised..........................................................      (283,179)       9.25-  23.25
  Cancelled..........................................................      (607,144)       9.50-  24.00
                                                                       ------------  -------------------
Balance at December 31, 1995.........................................     3,647,525      $ 7.75- $24.00
                                                                       ------------  -------------------
                                                                       ------------  -------------------

At  December  31,  1995,  options   to  purchase  627,971  common  shares   were
exercisable.

    OPTIONS ISSUED IN CONNECTION WITH THE GOLDEN CARE MERGER

    The Company issued options to purchase a total of 234,100 shares of the Company's common stock with a total exercise price of $500,000 as part of the consideration in the Company's merger with Golden Care. These options represent 10% of the total shares of the Company's common stock issued in connection with the Golden Care merger. These options replaced options granted to an employee in 1994 under an employment agreement in which former Golden Care stockholders granted an option to an employee to acquire 10% of their holdings. All such options vested as of the date of the merger.

(14) PREFERRED STOCK PURCHASE RIGHTS
    On June 2, 1995, the Board of Directors declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of common stock of the Company for stockholders of record on June 15, 1995 and for all future issuances of common stock. The Rights are currently not exercisable or transferable apart from the common stock and have no voting rights. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share. The Rights become exercisable ten business days following the date a person or group of affiliated persons acquires 15% or more of the Company's common stock, or announces a tender or exchange offer which would result in the beneficial ownership by a person or group of affiliated person of 15% or more of the outstanding Company's common stock. The Rights also become exercisable if any person, who is the beneficial owner of 15% or more of the Company's common stock as of the date of record, acquires an additional 1% or more of the outstanding Company's common stock. The Rights may be redeemed by the Company at a price of $.001 per Right before their expiration on June 2, 2005.

    In the event that the Company is acquired in a merger or other business combination or certain other events occur, provision shall be made so that each holder of a Right, excluding the Rights beneficially owned by the acquiring persons, shall have the right to receive, upon exercise thereof at

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(14) PREFERRED STOCK PURCHASE RIGHTS (CONTINUED) the then current exercise price, that number of shares of common stock of the surviving company which at the time of such transaction will have a market value of two times the exercise price of the Right.

(15) PRO FORMA NET EARNINGS (LOSS) PER SHARE
    Pro forma net earnings (loss) per common and common equivalent share for the year ended December 31, 1995 and 1994 is based upon the weighted average number of common shares outstanding during the period including the common stock transactions of CareerStaff and Golden Care plus the effect, if dilutive, of incremental shares of common stock contingently issuable in respect of stock options. Pro forma fully diluted net earnings per share for certain of the quarters during the years ended December 31, 1995 and 1994 is determined on the assumption that the 6% Debentures and the 6 1/2% Debentures were converted as of the dates of issuance and acquisition on March 1, 1994, and June 23, 1994, respectively. Net earnings is adjusted for the interest on the debentures, net of interest related to additional assumed borrowings to fund the cash consideration on conversion of the 6 1/2% Debentures and the related income tax benefits.

    Pro forma net earnings per share for the year ended December 31, 1993, is calculated based upon the number of shares of the Company's common stock issued upon the formation of Sun Healthcare Group, Inc. on April 15, 1993, which placed under the control of a single corporation all of the Company's operations and the appropriate weighted average number of shares of the Company's common stock for common stock transactions of the Company subsequent to the Preincorporation Agreement and also include the appropriate weighted average number of shares of the Company's common stock for common stock transactions of CareerStaff and Golden Care for the year ended December 31, 1993.

(16) OTHER EVENTS

    (a)  GOVERNMENT INVESTIGATION

    The Company's rehabilitation therapy subsidiary is under investigation by the OIG. The allegations underlying the investigation have not been fully disclosed to the Company, and the OIG is still in the process of collecting additional information. The Company believes that the investigation includes a review of whether the Company's rehabilitation therapy subsidiary has engaged in improper practices, including the provision of, and billing for, concurrent therapy services and unnecessary or unordered services to residents of skilled nursing facilities. In addition, the Company's rehabilitation therapy subsidiary provides therapy services to, among others, the Company's long-term care subsidiary. The Company understands that the OIG is also reviewing claims filed by its long-term care subsidiary with respect to the services. The Company has cooperated and continues to cooperate with the investigation. If there have been improper practices or the investigation is broader in scope, depending on the nature and extent of such impropriety, the investigation could result in the imposition of civil, administrative, or criminal fines, penalties, or restitutionary relief, and may have a negative impact on the Company. The Company is unable to determine at this time when the investigation is to be concluded, however, based on the facts currently available, it does not believe that the outcome of the OIG investigation will have a material adverse effect on the Company's results of operations or financial condition.

    (b)  LITIGATION

    A holder of CareerStaff's common stock has filed a lawsuit (the "CareerStaff Litigation") as a purported class action against CareerStaff and the directors of CareerStaff alleging breach of fiduciary duty in entering into a merger agreement with the Company and against the Company alleging that the Company aided and abetted the alleged breach of fiduciary duty by the CareerStaff directors. In

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(16) OTHER EVENTS (CONTINUED)
February 1996, the plaintiff filed a status report with the court stating that the plaintiff intends to file a stipulation of dismissal without prejudice. The Company believes that the CareerStaff Litigation is without merit; however, there can be no assurance that the CareerStaff Litigation will not have an impact on the Company's accounting for the merger.

    On June 30, 1995, two civil class-action complaints were filed against the Company and certain of its current and former directors and officers in the United States District Court for the District of New Mexico. Two more complaints, based on the same underlying events, were filed on August 30, 1995. On October 6 and October 10, 1995, two additional complaints were filed, also based on the same underlying events. These six complaints were consolidated by a court order dated November 27, 1995, and an amended class action complaint, captioned IN RE SUN HEALTHCARE GROUP, INC. LITIGATION (the "Complaint"), was filed in the United States District Court for the District of New Mexico on January 26, 1996. The Complaint was purportedly brought on behalf of all persons who either exchanged their shares of common stock of CareerStaff for shares of Sun common stock pursuant to a merger agreement between CareerStaff and the Company, or who purchased shares of Sun common stock between October 26, 1994 and June 27, 1995. The Complaint alleges that defendants misrepresented or failed to disclose material facts about the OIG investigation and about the Company's operations and financial results, which plaintiffs contend artificially inflated the price of the Company's securities.

    On or about January 23, 1996, two of the Golden Care selling stockholders filed a lawsuit (the "Golden Care Litigation") against the Company and certain of its officers and directors in the United States District Court for the Southern District of Indiana. Plaintiffs allege, among other things, that the Company did not disclose material facts concerning the OIG investigation and that the Company's financial results were misstated. The Complaint purports to state claims, INTER ALIA, under federal and state securities laws and for breach of contract, including a breach of the registration rights agreement pursuant to which Sun agreed to register the shares for resale by such Golden Care selling stockholders. The Company believes that the Golden Care Litigation is without merit; however, there can be no assurance that the Golden Care Litigation will not have an impact on the Company's accounting for the merger.

    On September 8, 1995, derivative action was filed in the United States District Court for the District of New Mexico, captioned BRICKELL PARTNERS V. TURNER, ET AL. The complaint was not served on any defendant. On June 19, 1996, an amended complaint alleging breach of fiduciary duty by certain current and former of the Company's directors and officers based on substantially the same events as those set forth in the above described securities class actions was filed and subsequently served on the defendants.

    The Company has reviewed the allegations in the complaints, believes them to be without merit, and intends to defend itself vigorously. Relief sought in the action is unspecified. The Company believes the shareholder actions will not have a material adverse impact on its results of operations or financial condition.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(17) SUMMARIZED FINANCIAL INFORMATION

    The Company acquired Mediplex on June 23, 1994 and became a co-obligor with Mediplex with respect to the 6 1/2% Debentures and the 11 3/4% Debentures subsequent to the acquisition (see Notes 4 and 7). Summarized financial information of Mediplex, after giving effect to the restatement discussed in
Note 2, is provided below (in thousands):

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1995         1994
                                                                             -----------  -----------
                                                                                   AS RESTATED
                                                                             ------------------------
Current assets.............................................................  $   130,794  $   112,831
Noncurrent assets..........................................................      461,592      634,173
Current Liabilities........................................................       34,823       41,146
Noncurrent Liabilities.....................................................       91,150      302,806
Due to Parent..............................................................      168,222       48,817

    The results of operations of Mediplex subsequent to the date of acquisition by Sun are labeled "Company", and the financial position and results of operations of Mediplex for the period prior to the acquisition by Sun are labeled "Predecessor."

                                                                                   COMPANY
                                                                                JUNE 24, 1994        COMPANY
                                                                 COMPANY             TO          JANUARY 1, 1994
                                                               YEAR ENDED       DECEMBER 31,           TO
                                                            DECEMBER 31, 1995       1994          JUNE 23, 1994
                                                            -----------------  ---------------  -----------------
                                                                       AS RESTATED
                                                            ----------------------------------

                                                                               (IN THOUSANDS)
Net revenues..............................................     $   448,254       $   205,300       $   221,640
                                                            -----------------  ---------------  -----------------
Costs and expenses........................................         432,730           217,572           208,455
Impairment loss...........................................          52,621           --                --
                                                            -----------------  ---------------  -----------------
Earnings (loss) before intercompany charges, income taxes
 and extraordinary loss...................................         (37,097)          (12,272)           13,185
Intercompany charges (1)..................................          39,205           --                --
                                                            -----------------  ---------------  -----------------
Earnings (loss) before income taxes and extraordinary
 loss.....................................................         (76,302)          (12,272)           13,185
Income taxes (benefit)....................................          (7,432)           (8,909)            3,645
                                                            -----------------  ---------------  -----------------
    Net earnings (loss) before extraordinary loss.........         (68,870)           (3,363)            9,540
Extraordinary loss, net of income tax benefit.............          (3,413)          --                --
                                                            -----------------  ---------------  -----------------
    Net earnings (loss)...................................     $   (72,283)      $    (3,363)      $     9,540
                                                            -----------------  ---------------  -----------------
                                                            -----------------  ---------------  -----------------

------------------------
(1) Through various intercompany agreements entered into by Sun and Mediplex, Sun provides management services, licenses the use of its trademarks and acts on behalf of Mediplex to make financing available for its operations. Sun charged Mediplex for management services totaling $20,478,000 for the year ended December 31, 1995. On September 30, 1995, Sun and Mediplex finalized licensing agreements and financing agreements which were effective January 1, 1995. Royalty fees charged to Mediplex for the year ended
    December 31, 1995, for the use of Sun trademarks were $4,725,000. Intercompany interest charged to Mediplex for the year ended December 31, 1995, for advances from Sun was $14,002,000. During 1994, Sun did not charge Mediplex for these same services.

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

(18) QUARTERLY FINANCIAL DATA (UNAUDITED)
    The Company's unaudited consolidated quarterly financial information follows (in thousands, except per share data):

                                                                           YEAR ENDED DECEMBER 31, 1995
                                                                --------------------------------------------------
                                                                   FIRST       SECOND        THIRD       FOURTH
                                                                  QUARTER      QUARTER      QUARTER    QUARTER (2)
                                                                -----------  -----------  -----------  -----------
Total net revenues............................................  $   256,734  $   278,980  $   289,273  $   310,521
Earnings (loss) before income taxes and extraordinary loss....       20,013       19,306       27,359      (53,884)
Net earnings (loss) before extraordinary loss.................       10,826        8,741       16,415      (56,320)
Net earnings (loss) before extraordinary loss (1).............       10,541        8,796       16,415      (56,320)
Extraordinary loss............................................       (3,413)     --           --           --
                                                                -----------  -----------  -----------  -----------
    Net earnings (loss) (1)...................................  $     7,128  $     8,796  $    16,415  $   (56,320)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Net earnings (loss) per share
  Fully diluted (1)(3)
    Net earnings (loss) per share before extraordinary loss
     (1)(3)...................................................  $      0.21  $      0.18  $      0.33  $     (1.18)
    Extraordinary loss (3)....................................        (0.06)     --           --           --
                                                                -----------  -----------  -----------  -----------
      Net earnings (loss) (1)(3)..............................  $      0.15  $      0.18  $      0.33  $     (1.18)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------


                                                                           YEAR ENDED DECEMBER 31, 1994
                                                                --------------------------------------------------
                                                                   FIRST       SECOND        THIRD       FOURTH
                                                                  QUARTER      QUARTER      QUARTER    QUARTER (2)
                                                                -----------  -----------  -----------  -----------
Total net revenues............................................  $    95,404  $   118,627  $   222,315  $   237,008
Earnings (loss) before income taxes...........................        7,327        9,408       20,307         (235)
Net earnings (loss)...........................................        5,383        6,532       11,027         (823)
Pro forma net earnings (loss) (1).............................  $     4,464  $     5,683  $    10,521  $    (1,107)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Pro forma net earnings (loss) per share
  Fully diluted (1)(3)........................................  $      0.21  $      0.23  $      0.25  $     (0.03)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

------------------------
(1) A   provision  for  pro  forma  income  taxes  has  been  reflected  in  the consolidated quarterly financial information for periods in which certain entities were not subject to Federal and state income taxes (See Note 10).

(2) Amounts have been restated (See Note 2).

(3) Earnings per share are computed independently for each of the quarters presented (See Note 15).

(19) SUBSEQUENT EVENTS
    On February 21, 1996, the Company announced that the Company had reached an agreement in principle for the sale of SunSurgery Corporation, its ambulatory surgery subsidiary.

    On February 23, 1996, the Company announced that its Board of Directors approved a common stock repurchase program to acquire up to $25,000,000 of its outstanding common stock.